Exhibit 4(c)

SECOND AMENDMENT TO THE
NEOPROBE CORPORATION 401(k) PLAN (the “Plan”)

Pursuant to the authority of Section 13.01 of the Plan, Neoprobe Corporation (the “Employer”) hereby amends the Plan as follows, effective as stated herein;

Part I:                 Amendments to the Plan for Final 401(k) and 401(m) Regulations.

The Employer hereby amends to the Plan to conform the Plan to final regulations under Code Sections 401(k) and 401(m) as published by the Internal Revenue Service (“IRS”) on December 29, 2004. This amendment is intended as good faith compliance with the interim amendment requirements under IRS Revenue Procedure 2005-66 and IRS Notice 2005-95 and Code Sections 401(k) and 401(m). Unless otherwise set forth below, this amendment shall be effective with respect to Plan Years beginning after December 31, 2005.

This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

1.         Section 2.18 is amended by the addition of the following paragraph to the end of the Section as set forth below:

“A Contribution Agreement under Section 5.02 cannot relate to Compensation that is currently available prior to the adoption or effective date of Section 5.02. Elective Deferrals cannot precede the earlier of (1) the performance of services relating to the Elective Deferral Contribution or (2) when the Compensation that is subject to the Contribution Agreement would be currently available to the Employee in the absence of an election to defer. Notwithstanding the foregoing provisions, the timing of Elective Deferrals will not fail to satisfy the requirements of this paragraph merely because contributions for a pay period are occasionally made before the services with respect to that pay period are performed, provided the contributions are made early in order to accommodate bona fide administrative considerations.”

2.              Section 2.49 is amended by the addition of the following paragraphs to the end of the Section as set forth below:

“Employer contributions are not matching contributions made on account of Elective Deferrals if they are contributed before the cash or deferred election is made or before the Employees’ performance of services with respect to which the Elective Deferrals are made (or when the cash that is subject to the cash or deferred elections would be currently available, if earlier). In addition, an employer contribution is not a Matching Contribution made on account of an Employee After-Tax Contribution if it is contributed before the Employee After-Tax Contribution. This paragraph does not apply to a forfeiture that is allocated as a Matching Contribution. In addition, an allocation of shares from an employee stock ownership plan loan suspense account described in Treasury Regulation Section 54.4975-11(c) and (d) will not fail to be treated as a Matching Contribution solely because the Employer contribution that resulted in the release and allocation of those shares from the suspense account is made before the Employees’ performance of services with respect to which the Elective Deferrals are made (or when the cash that is subject to the cash or deferred elections would be currently available, if earlier) provided that:

(1)	The contribution is for a required payment that is due under the loan terms; and

(2)	The contribution is not made early with a principal purpose of accelerating deductions.

The timing of contributions will not be treated as failing to satisfy the requirements of the immediately preceding paragraph merely because contributions are occasionally made before the Employees’ performance of services with respect to which the Elective Deferrals are made (or when the cash that is subject to the cash or deferred elections would be currently available, if earlier) in order to accommodate bona fide administrative considerations and are not paid early with a principal purpose of accelerating deductions.”

3.         Section 6.01(b)(i) is amended in its entirety as set forth below:

“(i) The actual deferral ratio of any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferral Contributions (and Qualified Nonelective Contributions and/or Qualified Matching Contributions, if treated as Elective Deferral Contributions for purposes of the ADP test) allocated to such Participant’s accounts under two (2) or more cash or deferred arrangements described in Code Section 401(k), that are maintained by the same employer, shall be determined as if such Elective Deferral Contributions (and, if applicable, such Qualified Nonelective Contributions and/or Qualified Matching Contributions) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements of the Employer that have different Plan Years, then all Elective Deferral Contributions made during the Plan Year being tested under all such cash or deferred arrangements shall be aggregated, without regard to the plan years of the other plans. However, for Plan Years beginning before the effective date of this amendment, if the plans have different plan years, then all such cash or deferred arrangements ending with or within the same calendar year shall be treated as separate if mandatorily disaggregated under the Regulations of Code Section 401(k).”

4.         Section 6.01(b) is amended by the addition of this new subsection 6.01(b)(viii) as set forth below:

“(viii) Except as otherwise provided in this paragraph, the Plan may use the current year testing method or prior year testing method for the ADP test for a Plan Year without regard to whether the current year testing method or prior year testing method is used for the ACP test for that Plan Year. However, if the Plan uses different testing methods, then the Plan cannot use:

(a)	The recharacterization method of Regulation Section 1.401(k)-2(b)(3) to correct excess contributions for a Plan Year;
(b)	The rules of Regulation Section 1.401(m)-2(a)(6)(ii) to take Elective Deferral Contributions into account under the ACP test (rather than the ADP test); or

(c)	The rules of Regulation Section 1.401(k)-2(a)(6)(v) to take Qualified Matching Contributions into account under the ADP test (rather than the ACP test).”

5.         Section 6.02(c) is amended in its entirety to read as follows:

“(c)
Determination of Income or Loss. Excess Contributions shall be adjusted for any gain or loss (hereinafter “income”) up to the date of distribution, including an adjustment for income for the period between the end of the Plan Year and the date of the distribution (the “gap period”). The Administrator has the discretion to determine and allocate income using any of the methods set forth below:

(i)
Reasonable method of allocating income. The Administrator may use any reasonable method for computing the income allocable to Excess Contributions, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant’s Accounts.

(ii)
Alternative method of allocating income. The Administrator may allocate income to Excess Deferral Contributions for the Plan Year by multiplying the income for the Plan Year allocable to the Elective Deferral Contributions and other amounts taken into account under the ADP test (including contributions made for the Plan Year), by a fraction, the numerator of which is the Excess Contributions for the Employee for the Plan Year, and the denominator of which is the sum of the:

(1)	Account balance attributable to Elective Deferral Contributions and other amounts taken into account under the ADP test as of the beginning of the Plan Year, and

(2)	Any additional amount of such contributions made for the Plan Year.

(iii)
Safe harbor method of allocating gap period income. The Administrator may use the safe harbor method in this paragraph to determine income on Excess Contributions for the gap period. Under this safe harbor method, income on Excess Contributions for the gap period is equal to ten percent (10%) of the income allocable to Excess Contributions for the Plan Year that would be determined under paragraph (b) above, multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of calculating the number of calendar months that have elapsed under the safe harbor method, a corrective distribution that is made on or before the fifteenth (15th) day of a month is treated as made on the last day of the preceding month and a distribution made after the fifteenth day of the month is treated as made on the last day of the month.

(iv)
Alternative method for allocating Plan Year and gap period income. The Administrator may determine the allocable gain or loss for the aggregate of the Plan Year and the gap period, by applying the alternative method provided by paragraph (ii) above to this aggregate period. This is accomplished by substituting the income for the Plan Year and the gap period, for the income for the Plan Year, and by substituting the contributions taken into account under the ADP test for the Plan Year and the gap period, for the contributions taken into account under the ADP test for the Plan Year in determining the fraction that is multiplied by that income.

The Plan will not fail to use a reasonable method for computing income merely because the income allocable to Excess Contributions is determined on a date that is no more than seven (7) days before the distribution.”

6.         Section 6.04(b)(ii) is amended in its entirety as set forth below:

“(ii) The actual contribution ratio for any Participant who is a Highly Compensated Employee and who is eligible to have Matching Contributions or Employee After-Tax Contributions allocated to his or her account under two (2) or more plans described in Code Section 401(a), or arrangements described in Code Section 401(k) that are maintained by the same Employer, shall be determined as if the total of such contributions was made under each plan and arrangement. If a Highly Compensated Employee participates in two (2) or more such plans or arrangements that have different plan years, then all Matching Contributions and Employee After-Tax Contributions made during the Plan Year being tested under all such plans and arrangements shall be aggregated without regard to the plan years of the other plans. For Plan Years beginning before the effective date of this amendment, all such plans and arrangements ending with or within the same calendar year shall be treated as separate if mandatorily disaggregated under the Regulations of Code Section 401(m).”

7.         Section 6.04(b) is amended by the addition of this new subsection 6.04(b)(viii) as set forth below:

“(viii) Except as otherwise provided in this paragraph, the Plan may use the current year testing method or prior year testing method for the ADP test for a Plan Year without regard to whether the current year testing method or prior year testing method is used for the ACP test for that Plan Year. However, if the Plan uses different testing methods, then the Plan cannot use:

(a)	The recharacterization method of Regulation Section 1.401(k)-2(b)(3) to correct excess contributions for a Plan Year;

(b)	The rules of Regulation Section 1.401(m)-2(a)(6)(ii) to take Elective Deferral Contributions into account under the ACP test (rather than the ADP test); or

(c)	The rules of Regulation Section 1.401(k)-2(a)(6)(v) to take Qualified Matching Contributions into account under the ADP test (rather than the ACP test).”

8.         Section 6.05(c) is amended in its entirety as set forth below:

“(c)
Determination of Income of Loss. Distributions of Excess Aggregate Contributions must be adjusted for income, including an adjustment for income for the period between the end of the Plan Year and the date of the distribution (the “gap period”). For the purposes of this Section, income shall be determined and allocated in accordance with the provisions of Section 6.02(c) of this amendment, except that such Section shall be applied by substituting “Excess Contributions” with “Excess Aggregate Contributions” and by substituting amounts taken into account under the ACP test for amounts taken into account under the ADP test.”

9.         Section 6.06 is amended in its entirety as set forth below:

6.06           Qualified Employer Contributions.

The Employer may elect to treat all or a part of its Matching Contributions and its Employer Contributions as Qualified Employer Contributions for purposes of meeting the ADP test or ACP tests and as necessary to meet the nondiscrimination tests described in this Article VI. Qualified Employer Contributions shall be allocated to Nonhighly Compensated and Highly Compensated Participants’ Qualified Employer Contribution Account (and which such Contributions may be allocated to some Plan Participants but not others as set forth below) in an amount sufficient to pass the test and such contributions shall be fully vested and nonforfeitable at all times. The Employer, at the time such contributions are made, will designate whether these contributions are Qualified Nonelective Contributions or Qualified Matching Contributions as defined in Regulation Section 1.401(k)-6 and Regulation Section 1.401(m)-5, respectively.

Additionally, the Employer may make additional contributions to the Plan which the Employer designates as Qualified Employer Contributions for purposes of meeting the ADP or ACP tests. Such contributions will be allocated to Nonhighly Compensated Participants’ Qualified Employer Contribution Account (and which such Contributions may be allocated to some Plan Participants but not others as set forth below) in an amount sufficient to pass the test and such contributions shall be fully vested and nonforfeitable at all times.
In applying the requirements set forth in Code Sections 401(k)(3)(A)(ii), 401(m)(2), 410(b) and 401(a)(4), the Employer may, at its option, utilize such testing procedures as may be permitted under Code Sections 401(a)(4), 401(k), 401(m) or 410(b), including without limitation, (i) aggregation of the Plan with one or more other qualified plans, (ii) restructuring of the Plan into one or more component plans, (iii) inclusion of Qualified Matching Contributions, Qualified Nonelective Contributions or Elective Deferrals described in, and meeting the requirements of, Regulations under Code Sections 401(k) and 401(m) to any other qualified plan of the Employer, or (iv) any permissible combination thereof.

The provisions of this Section 6.06 may not be used for purposes of meeting the nondiscrimination tests described in this Article VI if the Employer elects to use the prior year testing method as described in Section 6.01(a) and/or 6.04(a).

Additionally, Qualified Nonelective Contributions cannot be taken into account in determining the actual deferral ratio for a Plan Year for a Non-Highly Compensated Employee to the extent such contributions exceed the product of that Non-Highly Compensated Employee’s Code Section 414(s) compensation and the greater of five percent (5%) or two (2) times the Plan’s “representative contribution rate.” Any Qualified Nonelective Contribution taken into account under an ACP test under Regulation Section 1.401(m)-2(a)(6) (including the determination of the representative contribution rate for purposes of Regulation Section 1.401(m)-2(a)(6)(v)(B)), is not permitted to be taken into account for purposes of this Section (including the determination of the “representative contribution rate” under this Section). For purposes of this Section:

(a)
The Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any eligible Non-Highly Compensated Employee among a group of eligible Non-Highly Compensated Employees that consists of half of all eligible Non-Highly Compensated Employees for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible Non-Highly Compensated Employee who is in the group of all eligible Non-Highly Compensated Employees for the Plan Year and who is employed by the Employer on the last day of the Plan Year), and

(b)
The ‘applicable contribution rate’ for an eligible Non-Highly Compensated Employee is the sum of the Qualified Matching Contributions taken into account in determining the actual deferral ratio for the eligible Non-Highly Compensated Employee for the Plan Year and the Qualified Nonelective Contributions made for the eligible Non-Highly Compensated Employee for the Plan Year, divided by the eligible Non-Highly Compensated Employee’s Code Section 414(s) compensation for the same period.

Notwithstanding the above, Qualified Nonelective Contributions that are made in connection with an Employer’s obligation to pay prevailing wages under the Davis-Bacon Act, Public Law 71-798, Service Contract Act of 1965, Public Law 89-286, or similar legislation can be taken into account for a Plan Year for a Non-Highly Compensated Employee to the extent such contributions do not exceed 10 percent (10%) of that Non-Highly Compensated Employee’s Code Section 414(s) compensation.

Qualified Matching Contributions may only be used to calculate an actual deferral ratio to the extent that such Qualified Matching Contributions are Matching Contributions that are not precluded from being taken into account under the ACP test for the Plan Year under the rules of Regulation Section 1.401(m)-2(a)(5)(ii) and as set forth in this Section in the below paragraphs.

A Matching Contribution with respect to an Elective Deferral Contribution for a Plan Year is not taken into account under the ACP test for a Non-Highly Compensated Employee to the extent it exceeds the greater of:

(a)	five percent (5%) of the Non-Highly Compensated Employee’s Code Section 414(s) compensation for the Plan Year;

(b)	the Non-Highly Compensated Employee’s Elective Deferral Contributions for the Plan Year; and

(c)	the product of two (2) times the Plan’s ‘representative matching rate’ and the Non-Highly Compensated Employee’s Elective Deferral Contributions for the Plan Year.

For purposes of this Section, the Plan’s “representative matching rate” is the lowest “matching rate” for any eligible Non-Highly Compensated Employee among a group of Non-Highly Compensated Employees that consists of half of all eligible Non-Highly Compensated Employees in the Plan for the Plan Year who make Elective Deferral Contributions for the Plan Year (or, if greater, the lowest “matching rate” for all eligible Non-Highly Compensated Employees in the Plan who are employed by the Employer on the last day of the Plan Year and who make Elective Deferral Contributions for the Plan Year).

For purposes of this Section, the Plan’s “matching rate” for an Employee generally is the Matching Contributions made for such Employee divided by the Employee’s Elective Deferral Contributions for the Plan Year. If the matching rate is not the same for all levels of Elective Deferral Contributions for an Employee, then the Employee’s “matching rate” is determined assuming that an Employee’s Elective Deferral Contributions are equal to six percent (6%) of Code Section 414(s) compensation.

If the Plan provides a Matching Contribution with respect to the sum of the Employee’s After-Tax Contributions and Elective Deferral Contributions, then for purposes of this Section, that sum is substituted for the amount of the Employee’s Elective Deferral Contributions in subsections (b) and (c) above and in determining the ‘matching rate,’ and Employees who make either Employee After-Tax Contributions or Elective Deferral Contributions are taken into account in determining the Plan’s ‘representative matching rate.’ Similarly, if the Plan provides a match with respect to the Employee’s After-Tax Contributions, but not Elective Deferral Contributions, then for purposes of this subsection, the Employee’s After-Tax Contributions are substituted for the amount of the Employee’s Elective Deferral Contributions in subsections (b) and (c) above and in determining the ‘matching rate,’ and Employees who make Employee After-Tax Contributions are taken into account in determining the Plan’s ‘representative matching rate.’

Qualified Nonelective Contributions cannot be taken into account under the ACP test for a Plan Year for a Non-Highly Compensated Employee to the extent such contributions exceed the product of that Non-Highly Compensated Employee’s Code Section 414(s) compensation and the greater of five percent (5%) or two (2) times the Plan’s ‘representative contribution rate.’ Any Qualified Nonelective Contribution taken into account under an ADP test under Regulation Section 1.401(k)-2(a)(6) (including the determination of the “representative contribution rate” for purposes of Regulation Section 1.401(k)-2(a)(6)(iv)(B)) is not permitted to be taken into account for purposes of this Section (including the determination of the “representative contribution rate” for purposes of subsection (a) below). For purposes of this Section:

(a)
The Plan’s ‘representative contribution rate’ is the lowest ‘applicable contribution rate’ of any eligible Non-Highly Compensated Employee among a group of eligible Non-Highly Compensated Employees that consists of half of all eligible Non-Highly Compensated Employees for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible Non-Highly Compensated Employee who is in the group of all eligible Non-Highly Compensated Employees for the Plan Year and who is employed by the Employer on the last day of the Plan Year), and

(b)
The ‘applicable contribution rate’ for an eligible Non-Highly Compensated Employee is the sum of the Matching Contributions taken into account in determining the actual deferral rate for the eligible Non-Highly Compensated Employee for the Plan Year and the Qualified Nonelective Contributions made for that Non-Highly Compensated Employee for the Plan Year, divided by that Non-Highly Compensated Employee’s Code Section 414(s) compensation for the Plan Year.

Notwithstanding the above, Qualified Nonelective Contributions that are made in connection with an Employer’s obligation to pay prevailing wages under the Davis-Bacon Act, Public Law 71-798, Service Contract Act of 1965, Public Law 89-286, or similar legislation can be taken into account for a Plan Year for a Non-Highly Compensated Employee to the extent such contributions do not exceed 10 percent (10%) of that Non-Highly Compensated Employee’s Code Section 414(s) compensation.

Qualified Nonelective Contributions and Qualified Matching Contributions cannot be taken into account under this Section to determine an actual deferral ratio to the extent such contributions are taken into account for purposes of satisfying any other ADP test, any ACP test, or the requirements of Regulation Section 1.401(k)-3, 1.401(m)-3, or 1.401(k)-4. Thus for example, Matching Contributions that are made pursuant to Regulation Section 1.401(k)-3(c) cannot be taken into account under the ADP test. Additionally, if the Plan switches from the current year testing method to the prior year testing method under Regulation Section 1.401(k)-2(c), Qualified Nonelective Contributions that are taken into account under the current year testing method for a Plan Year may not be taken into account under the prior year testing method for the subsequent Plan Year.”

10.         Section 8.03(b) is amended by the addition of the following paragraph to the end of the Section as set forth below:

“Notwithstanding the above deemed cashout provisions, the Plan shall otherwise take a Participant’s Elective Deferral Contributions into account to determine whether a Participant has a nonforfeitable right to contributions for the purpose of the forfeiture provisions under Code Section 411(a)(6) and 410(a)(5) and for the purpose of permitting repayment of distributions and restoration of forfeitures.”

11.         Section 9.10(a) is amended in its entirety, as set forth below:

“(a)           The following are the only financial needs considered immediate and heavy: (1) deductible medical expenses or deductible expenses necessary to obtain medical care (within the meaning of Section 213(d) of the Code) for the Employee, the Employee’s Spouse, children, or dependents (as dependents are defined in Section 152 of the Code); (2) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Employee; (3) payment of tuition, related educational fees, and room and board expense for up to the next twelve (12) months of post-secondary education for the Employee, the Employee’s Spouse, children or dependents (as dependents are defined in Section 152 of the Code); (4) the need to prevent the eviction of the Employee from, or a foreclosure on the mortgage of the Employee’s principal residence; (5) payments for burial or funeral expenses for the Employee’s deceased parent, Spouse, children or dependents (as defined in Section 152 of the Code; or (6) expenses for the repair of damage to the Employee’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income).

The definition of dependent for all purposes under this Plan is defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(b)(1), (b)(2) and (d)(1)(B).”

Part II:                      Miscellaneous Amendment.

1.           The First Amendment to the Plan shall be changed to clarify that the Plan Section number referenced at Item 11 of the amendment as 9.11(b)(iv) should reference Plan Section number 9.10(b)(iv).

The remainder of the Plan remains unchanged.

This amendment has been executed this 22nd day of December, 2006.

EMPLOYER:

NEOPROBE CORPORATION

By:	/s/ Brent L. Larson
Brent L. Larson

Its:	V.P. Finance/CFO

TRUSTEE:

NEOPROBE CORPORATION

By:	/s/ Brent L. Larson
Brent L. Larson
Its:	V.P. Finance/CFO